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                                                                     EXHIBIT  21



            LIST OF SUBSIDIARIES OF COEUR D'ALENE MINES CORPORATION



         The following subsidiaries of Coeur d'Alene Mines Corporation as of March 31, 1997 are wholly owned unless otherwise stated.

NAME OF SUBSIDIARY                           STATE/COUNTRY OF INCORPORATION
------------------                           -------------------------------
Coeur Rochester, Inc.                              Delaware
Coeur Bullion Corporation                          Idaho
Coeur Explorations, inc.                           Idaho
Coeur Alaska, Inc.                                 Delaware
CDE Chilean Mining Corporation                     Delaware
Callahan Mining Corporation                        Arizona
Gasgoyne Gold Mines NL                             Australia (36% owned)
Silver Valley Resources Corporation                Delaware (50% owned)
Compania Minera CDE Fachinal Limitada              Chile
Compania Minera CDE El Bronce                      Chile

         The following is a list of the subsidiaries of Callahan Mining
Corporation:



                                  STATE OF       PERCENTAGE OF
NAME OF SUBSIDIARY             INCORPORATION       OWNERSHIP
------------------             -------------     -------------
Coeur New Zealand, Inc.           Delaware          100%
Pinna cle Explorati on, Inc.      Colorado         87.2%